Exhibit 10.3

12/29/08

CMGI @VENTURES IV, LLC

AMENDMENT TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(Transfer Amendment dated as of December 29, 2008)

THIS AMENDMENT, dated as of December 29, 2008 (the “Transfer Date”), to the Amended and Restated Limited Liability Company Agreement dated as of July 27, 2001 (as amended and in effect from time to time, the “LLC Agreement”), of CMGI @Ventures IV, LLC, a Delaware limited liability company (the “LLC”), is by and among Peter Mills and Marc Poirier (each of whom is a Class B Member of the LLC, and who, together, constitute Two-Thirds in Number of the Class B Members), and CMG @ Ventures Capital Corp. (the sole Class A Member of the LLC), @Ventures Partners III, LLC, a Delaware limited liability company (the “Transferor”), and each of the Transferees identified on Exhibit A attached hereto (each individually, a “Transferee” and collectively, the “Transferees”). Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed to them in the LLC Agreement.

WHEREAS, as of the date hereof, the Transferor is a Former Profit Member (Class B) of the LLC, with a 0% Percentage Interest, but with an Investment Percentage Interest in certain of the Investments and Follow-on Investments previously made by the LLC (the “Interest”) (which Interest was acquired by the Transferor from Brad Garlinghouse);

WHEREAS, the Transferor desires to assign its entire right, title and interest in and to the Interest to the Transferees (in the respective proportions specified on Exhibit A attached hereto);

WHEREAS, pursuant to, and in accordance with, Section 8.01 of the LLC Agreement, the Class A Member and Two-Thirds in Number of the Class B Members have consented to such proposed transfer and to the admission of the Transferees to the LLC as substitute Members in respect of their respective shares of the Interest; and

WHEREAS, following such transfer, the Transferor shall have no further right or interest in and to the LLC, and shall withdraw therefrom; and

WHEREAS, the parties to this Amendment desire to amend the LLC Agreement to reflect such transfers, admissions and withdrawal.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the agreements hereinafter set forth, the Agreement is hereby amended as follows:

1. Assignment. Effective as of the Transfer Date, the Transferor hereby assigns and transfers all of Transferor’s interest in the Interest to the Transferees, in the respective proportions specified on Exhibit A attached hereto. This assignment includes all rights of the Transferor under and with respect to the LLC Agreement. The Transferor hereby withdraws from the LLC, and hereby acknowledges that it is not entitled to any distributions from the LLC.

2. Assumption. Each Transferee, by his or its execution and delivery of this Amendment, (a) hereby acknowledges receipt of a copy of the LLC Agreement and agrees to be bound by all of the covenants, terms and conditions of the LLC Agreement, (b) hereby agrees to perform all of the obligations arising under the LLC Agreement from and after the date hereof with respect to the portion of the Interest assigned to him or it hereby, including without limitation, obligations to make capital contributions, if any, and (c) hereby ratifies and confirms all actions taken by the LLC to date. For purposes of maintaining the Members’ Capital Accounts, and for federal, state and local income tax purposes, the effective date of transfer will be Transfer Date.

3. Amendment to Schedules A and B. Schedules A and B to the Agreement are hereby deleted, and Schedules A and B attached hereto are substituted therefor, in order to reflect, effective as of the Transfer Date, the assignment and transfers described in Section 1 of this Amendment.

4. Certain Representations of Transferees. Each Transferee hereby severally represents and warrants to the Transferor, the LLC, the Class A Member and the Class B Members that:

(a) This Agreement has been duly and validly executed and delivered by or on behalf of such Transferee and such execution and delivery have been duly authorized by all necessary action (trust, partnership, corporate, limited liability company or otherwise, if applicable) of such Transferee.

(b) It is acquiring the Interest for its own account for investment, and not with a view to the distribution thereof, and will not assign, transfer, pledge or hypothecate its interest in the LLC except in accordance with the provisions of the LLC Agreement.

(c) Such Transferee hereby acknowledges that the interest in the LLC acquired by him or it pursuant hereto is subject to restrictions on transfer contained in the LLC Agreement and imposed by applicable state and federal securities laws on unregistered securities, and the Transferees shall abide by such restrictions. Such Transferee understands and agrees that the Interest has not been registered under the Securities Act of 1933, as amended, the Interest may not be transferred unless registered under such Act (or unless an exemption from such registration is available), and the LLC is not obligated and does not intend to make any such registration or file any reports with state or federal securities regulators to enable such Transferee to transfer its interest in the LLC.

(d) Such Transferee understands that the LLC will not register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and in that regard, such Transferee hereby certifies that:

(i) It will hold its share of the Interest for its own account and not for the direct or indirect account or benefit of any other person or entity (in particular but not by way of limitation, such Transferee is not acting as a total return swap counterparty or other form of financial intermediary); and

(ii) Such Transferee is not acting jointly or otherwise in concert with any other person or entity in connection with its acquisition of its share of the Interest and the Transferee, in acquiring such share the Interest, is not doing so as part of a “company” as defined in Section 2(a)(8) of the Investment Company Act.

(e) Such Transferee is an “Accredited Investor” (as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended).

5. Transferor’s Representations and Warranties. The Transferor represents and warrants to the Transferee, the Class A Member, the Class B Members, and the LLC that:

(a) This Agreement constitutes a valid and binding obligation of the Transferor, enforceable against it in accordance with its terms,

(b) Subject to the terms of the LLC Agreement, the Transferor has good and marketable title to the Interest, free and clear of any liens or claims by others.

(c) This Agreement has been duly and validly executed and delivered by the Transferor and such execution and delivery have been duly authorized by all necessary action of the Transferor.

(d) The assignment of the Interest by the Transferor hereunder will not violate any agreement or instrument to which the Transferor is a party or by which it is bound or result in the creation or imposition of any lien or claim on the Interest.

6. Transferor and Transferee Representations. Each of the Transferor and each Transferee hereby severally represents and warrants to the Class A Member, the Class B Members and the LLC as follows:

(a) The transfer of the Interest contemplated by this Agreement will not be effected on or through (i) a United States national, regional or local securities exchange, (ii) a foreign securities exchange or (iii) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, Nasdaq); and

(b) Neither the Transferor nor any Transferee is, and the transfer of the Interest will not be made by, through or on behalf of (i) a person or entity, such as a broker or a dealer, making a market in interests in the LLC, or (ii) a person or entity who makes available to the public bid or offer quotes with respect to interests in the LLC.

7. Ratification. In all other respects, the LLC Agreement is hereby ratified and confirmed.

8. Miscellaneous

(a) The Transferor and each Transferee agree to execute any further instruments and perform any further acts which are or may become reasonably necessary to carry out the intent of this Agreement or are reasonably requested by the LLC to complete the substitution of the Transferees as Profits Members of the LLC.

(b) This Agreement shall be governed by and construed under the laws of the State of Delaware.

(c) The representations and warranties of the Transferor and the Transferees shall remain in full force and effect following the transfer of the Interest and the admission of Transferees as Members, and the LLC, the Class A Member and each Class B Member may rely on all such representations and warranties.

(d) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(e) Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed thereto in the LLC Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, constituting all of the Class A Members and a Two-Thirds in Number of the Class B Members, the Transferor and the Transferees, have hereunto set their respective hands and seals as of the day first above written.

CLASS A MEMBER:

CMG @VENTURES CAPITAL CORP.

By:	/s/ Peter L. Gray
Name:	Peter L. Gray
Title:	Secretary

CLASS B MEMBERS:

/s/ Peter H. Mills
Peter H. Mills

/s/ Marc D. Poirier
Marc D. Poirier

TRANSFEROR:

@VENTURES PARTNERS III, LLC

By:	/s/ Marc D. Poirier
Name:	Marc D. Poirier
Title:	Member

TRANSFEREES:

CMG @VENTURES CAPITAL CORP.

By:	/s/ Peter L. Gray
Name:	Peter L. Gray
Title:	Secretary

/s/ David Wetherell
David Wetherell

PALM IRREVOCABLE TRUST:

By:	/s/ Peter H. Mills
Name:
Title:

/s/ Marc D. Poirier
Marc D. Poirier

/s/ David Nerrow
David Nerrow

EXHIBIT A

TRANSFEREES AND SHARES OF THE INTEREST

Name	Percentage of Interest to be Transferred to Transferee
CMG @Ventures Capital Corp.	10.00%
David Wetherell	36.01%
Palm Irrevocable Trust	36.01%
Marc Poirier	8.99%
David Nerrow	8.99%